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                                                                  Exhibit 10.132

                                  CONSOLIDATED
                                    MORTGAGE


This Mortgage is made the 22nd day of               December, 1999, between
                                                     (month) (year)
                           CLIFTON PARK ROUTE 146, LLC
                      a New York limited liability company
                 having an address for the receipt of notices of
               250 South Clinton Street, Syracuse, New York 13202

(Individually and collectively "Mortgagor") and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14240 Attention: Office of General Counsel (tire "Mortgagee'). FOUR MILLION SEVEN HUNDRED TWENTY THOUSAND AND 00/100 xxxxxxxxxxxxxx Dollars ($4,720,000.00 ), lawful money of the United States, together with interest thereon and other charges with respect thereto, to be paid according to a certain bond, note or other obligation dated on or about this date ,(i) made and delivered by each Mortgagor to the Mortgagee (the "Note") and (b) if the Note is guaranteed by each Mortgagor, to the extent of such principal sum and such interest and other charges, such guaranty (the "Guaranty"), each Mortgagor hereby mortgages to the Mortgagee, as continuing and collateral security for the payment of any and all indebtedness, liabilities and obligations now existing or which may hereafter arise by reason of the Note, the Guaranty this Mortgage or any amendments, renewals, extensions, modifications or substitutions of the Note, the Guaranty or this Mortgage (collectively the "Indebtedness"), the premises described on the attached Schedule A.

         TOGETHER with all buildings, structures and other improvements now or hereafter erected, constructed or situated upon said premises, and all fixtures and equipment and other personal property now or hereafter affixed to, or used in connection with, said premises and any and all replacements thereof and additions thereto, all of which shall be deemed to be and remain and form a part of said premises and are covered by the lien of this Mortgage (said premises, buildings, structures, other improvements, fixtures and equipment and other personal property being collectively referred to in this Mortgage as the "Premises"),

         TOGETHER with all strips and gores of land adjoining or abutting the Premises,

         TOGETHER with all right, title and interest of each Mortgagor in and to all streets, alleys, highways, waterways and public places open or proposed in front of, running through or adjoining the Premises, and all easements and rights of way, public and private, now or hereafter used in connection with the Premises,

         TOGETHER with all tenements, hereditaments and appurtenances and all the estate and rights of each Mortgagor in and to the Premises,

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         TOGETHER with all awards heretofore or hereafter made by any federal, state, county, municipal or other governmental authority, or by whomsoever made in any condemnation or eminent domain proceedings whatsoever, to the present or subsequent owners of the Premises or any portion thereof, for the acquisition for public purposes of the Premises or any portion thereof or any interest therein or any use thereof, or for consequential damages on account thereof, including, but not limited to, any award for any change of grade of streets affecting the Premises or any portion thereof and any award for any damage to the Premises or any portion thereof or any interest therein or any use thereof.

         EACH MORTGAGOR COVENANTS WITH THE MORTGAGEE SO LONG AS THIS MORTGAGE IS IN EFFECT AS FOLLOWS:

         1. PAY INDEBTEDNESS. The Indebtedness shall be paid as provided in the Note or Guaranty, as the case maybe, and as provided herein.

         2. INSURANCE. Each Mortgagor shall keep the Premises insured against each risk to which the Premises may from time to time be subject (including, but not limited to, fire, vandalism and other risks covered by all risk insurance; if requested by the Mortgagee, earthquake; if the Premises or any portion thereof are located in an area identified as an area having special flood hazards and in which flood insurance has been made available, flood; and loss of rents by reason of such risks) for the benefit of the Mortgagee. Such insurance shall be provided in such amounts, for such periods, in such form, with such special endorsements, on such terms and by such companies and against such risks as shall be satisfactory to the Mortgagee. Without limiting the generality of the preceding two sentences, each policy pursuant to which such insurance is provided shall contain a mortgagee clause, in form and substance satisfactory to the Mortgagee, (a) naming the Mortgagee as mortgagee and (b) providing that (i) all moneys payable pursuant to such insurance shall be payable to the Mortgagee,
(ii) such insurance shall not be affected by any act or neglect of any Mortgagor or the Mortgagee, any occupancy, operation or use of the Premises or any portion thereof for purposes more hazardous than permitted by the terms of such policy, any foreclosure or other proceeding or notice of sale relating to the Premises or any portion thereof or any change in the title to or ownership of the Premises or any portion thereof and (iii) such policy and such mortgagee clause may not be cancelled or amended except upon thirty (30) days' prior written notice to the Mortgagee. Each Mortgagor hereby assigns and shall deliver each policy pursuant to which any such insurance is provided to the Mortgagee. The acceptance by the Mortgagee of such policies from any Mortgagor shall not be deemed or construed as an approval by the Mortgagee of the form, sufficiency or amount of such insurance. The Mortgagee does not in any way represent that such insurance, whether in scope or coverage or limits of coverage, is adequate or sufficient to protect the business or interest of any Mortgagor. In the event of the foreclosure of this Mortgage, or a transfer of title to the Premises in extinguishment of the Indebtedness, all right, title and interest of each Mortgagor in and to any such policies then in force shall pass to the purchaser or grantee of the Premises. All the provisions of this Section 2 and any other provisions of this Mortgage pertaining to insurance which may be required under this Mortgage shall be construed with Section 254, Subdivision 4 of the New York Real Property Law, but, said Section 254 to the contrary notwithstanding, each Mortgagor consents that the Mortgagee may, without qualification or limitation by virtue of said Section 254, retain and apply the proceeds of any such insurance in satisfaction or reduction of the Indebtedness, whether or not then due and

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payable or it may pay the same,  wholly or in part, to any Mortgagor for the repair or replacement of the Premises or for any other purpose satisfactory to the Mortgagee, without affecting the lien of this Mortgage for the full amount of the Indebtedness before the making of such payment.

         3. ALTERATIONS, DEMOLITION OR REMOVAL. No building, structure, other improvement, fixture or equipment or other personal property constituting any portion of the Premises shall be removed, demolished or substantially altered without the prior written consent of the Mortgagee.

         4. WASTE AND CHANGE IN USE. No Mortgagor shall commit any waste on the Premises or make any change in the use of the Premises which may in any way increase any ordinary fire, environmental or other risk arising out of construction or operation.

         5. MAINTENANCE AND REPAIRS. Each Mortgagor shall keep and maintain all buildings, structures, other improvements, fixtures and equipment and other personal property constituting any portion of the Premises and the sidewalks and curbs abutting the Premises in good order and rentable and tenantable condition and state of repair. In the event that the Premises or any portion thereof shall be damaged or destroyed by fire or any other casualty, or in the event of the condemnation or taking of any portion of the Premises as a result of any exercise of the power of eminent domain, each Mortgagor shall promptly restore, replace, rebuild or alter the same as nearly as possible to the condition immediately prior to such fire, other casualty, condemnation or taking without regard to the adequacy of any proceeds of any insurance or award received. Each Mortgagor shall give prompt written notice to the Mortgagee of any such damage or destruction or of the commencement of any condemnation or eminent domain proceeding affecting the Premises or any portion thereof.

         6. EXISTENCE AND AUTHORITY. If Mortgagor is a corporation, partnership or a limited liability company (i) so long as this Mortgage remains in effect. Mortgagor will do all things necessary to preserve and keep in full force and effect the existence, franchises, rights and privileges of Mortgagor as a business or stock corporation, a partnership (limited or general) or as a limited liability company, under the laws of the state of its organization and
(ii) if a corporation, warrants that neither its certificate of incorporation, nor any amendment thereto, nor its by-laws, requires the consent of shareholders to the execution and delivery of this Mortgage, and that the execution and delivery of this Mortgage have been duly authorized by its Board of Directors;
(iii) if a limited liability company, warrants that the execution and delivery of this Mortgage has been duly authorized by the members of the limited liability company and no other action is required under its articles of organization or the operating agreement and (iv) if a partnership, warrants that the execution and delivery of this Mortgage has been duly authorized by its partners and no other action is required under its partnership agreement. Mortgagor shall take all necessary steps to preserve its corporate, partnership or limited liability company existence (as the case may be) and its right to conduct business in all states in which the nature of its business or ownership of its property requires such qualification. Mortgagor shall engage only in the business conducted by it on the date of this Agreement.

         7. TAXES AND ASSESSMENTS. Unless paid from an escrow established pursuant to Section 8 of this Mortgage, each Mortgagor shall pay all taxes, general and special assessments and other governmental impositions with respect to the Premises before the end of any applicable

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grace period. Upon request by the Mortgagee, each Mortgagor shall promptly deliver to the Mortgagee receipted bills showing payment of all such taxes, assessments and impositions within the applicable grace period.

         8. ESCROW FOR TAXES, ASSESSMENTS AND INSURANCE. Upon request by the Mortgagee, each Mortgagor shall pay (a) monthly to the Mortgagee on or before the first day of each and every calendar month, until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12th) of the yearly taxes, general and special assessments, other governmental impositions and other liens and charges with respect to the Premises to be imposed for the ensuing year, as estimated by the Mortgagee in good faith, and annual premiums for insurance on the Premises and (b) an initial payment such that, when such monthly payments are added thereto, the total of such payments wilt be sufficient to pay such taxes, assessments, impositions and other liens and charges and such insurance premiums on or before the date when they become due. So long as no Event of Default (as hereinafter defined) shall have occurred or exists, the Mortgagee shall hold such payments in trust in an account maintained with Manufacturers and Traders Trust Company without obligation to pay interest thereon, except such interest as may be mandatory by any applicable statute, regulation or other law, to pay, to the extent funds are available, such taxes, assessments, impositions and other liens and charges and such insurance premiums within a reasonable time after they become due; provided, however, that upon the occurrence or existence of any Event of Default, the Mortgagee may apply the balance of any such payments held to the Indebtedness. If the total of such payments made by any Mortgagor shall exceed the amount of such payments made by the Mortgagee, such excess shall be held or credited by the Mortgagee for the benefit of each Mortgagor. If the total of such payments made by any Mortgagor shall be less than the amount of such taxes, assessments, impositions and other liens and charges and such insurance premiums, then each Mortgagor shall pay to the Mortgagee any amount necessary to make up the deficiency on or before the date when any such amount shall be due.

         9. LEASES. Pursuant to the provisions of Section 291-f of the New York Real Property Law, no Mortgagor shall (a) amend, cancel, abridge, terminate, or otherwise modify any lease of the Premises or of any portion thereof or (b) accept any prepayment of installments of rent to become due thereunder for more than one month in advance, without the prior written consent of the Mortgagee or its agents. No Mortgagor shall make any new lease in place of or any lease renewal or extension of any lease of the Premises or any portion thereof (other than those such Mortgagor as landlord may be required to grant by the terms of an existing lease) without the prior written consent of the Mortgagee or its agents. Upon request by the Mortgagee or its agents, each Mortgagor shall promptly furnish to the Mortgagee a written statement containing the names and mailing addresses of all lessees of the Premises or of any portion thereof, the terms of their respective leases, the space occupied and the rentals payable thereunder and copies of their respective leases and shall cooperate in effecting delivery of notice of this covenant to each affected lessee.

         10. ASSIGNMENT OF LEASES AND RENTS. Each Mortgagor hereby assigns to the Mortgagee all existing and future leases of the Premises or any portion thereof (including, but not limited to, any amendments, renewals, extensions or modifications thereof) and the rents, issues and profits of the Premises including without limitation accounts receivable for use of the Premises for hotel or lodging services ("Accounts"), as further security for the payment of the

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Indebtedness, and each Mortgagor grants to the Mortgagee the right to enter upon and to take possession of the Premises for the purpose of collecting the same and to let the Premises or any portion thereof, and, after payment of each cost and expense (including, but not limited to, each fee and disbursement of counsel to the Mortgagee) incurred by the Mortgagee in such entry and collection, to apply the remainder of the same to the Indebtedness, without affecting its right to maintain any action theretofore instituted, or to bring any action thereafter, to enforce the payment of the Indebtedness. In the event the Mortgagee exercises such rights, it shall not thereby be deemed a mortgagee in possession, and it shall not in any way be made liable for any act or omission. This assignment and grant shall continue in effect until the Indebtedness is fully paid. No Mortgagor shall assign such leases, rents, issues or profits or any interest therein or grant any similar rights to any other person without the Mortgagee's prior written consent. The Mortgagee hereby waives the right to enter upon and to take possession of the Premises for the purpose of collecting said rents, issues and profits, and each Mortgagor shall be entitled to collect the same, until the occurrence or existence of any Event of Default, but such right of each Mortgagor may be revoked by the Mortgagee upon the occurrence or existence of any Event of Default. Upon the occurrence or existence of any Event of Default, each Mortgagor shall pay monthly in advance to the Mortgagee, or to any receiver appointed to collect said rents, issues and profits, a fair and reasonable monthly rental value for the use and occupation of the Premises, and upon default in any such payment shall vacate and surrender the possession of the Premises to the Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings pursuant to Article 7 of the New York Real Property Actions and Proceedings Law. The rights and remedies under this section and any separately recorded assignment of rents and/or leases in favor of Mortgagee shall be cumulative. In the event of any irreconcilable inconsistencies between such agreements and this section, the separately recorded assignment of rents and/or leases shall control.

         11. SECURITY AGREEMENT. This Mortgage constitutes a security agreement under the New York Uniform Commercial Code and each Mortgagor hereby grants to the Mortgagee a security interest in all fixtures, equipment and other personal property now or hereafter owned and affixed to, used in connection with any portion of or constituting any portion of the Premises and in the proceeds, rents, issues, profits and Accounts arising therefrom, to secure the Indebtedness. The Mortgagee shall have the right to file in any public office, without the signature of any Mortgagor, each financing statement relating to such fixtures and equipment and other personal property and proceeds, rents, issues, profits and Accounts arising therefrom that the Mortgagee shall deem necessary or desirable at the sole option of the Mortgagee. With respect to such fixtures and equipment and other personal property and proceeds, the Mortgagee shall have each applicable right and remedy of a secured party under the New York Uniform Commercial Code and each applicable right and remedy pursuant to any other statute, regulation or other law or pursuant to this Mortgage.

         12. NO TRANSFER. No Mortgagor shall, without the Mortgagee's prior written consent, sell, conveyor transfer the Premises or any portion thereof or any interest therein or contract to do so. If any Mortgagor, Debtor or any endorser or guarantor of the Note (a "Guarantor") is a corporation, or if any other person liable with respect to the Indebtedness or any portion thereof other than any Mortgagor or any general partner of any Mortgagor, Debtor or any Guarantor, is a corporation, any direct or indirect change in the beneficial ownership or number of issued and outstanding shares of any class of stock of such Mortgagor, such Debtor,

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such Guarantor or such general partner, whether by operation of law or otherwise, after which the percentage of such shares beneficially owned by any person or group of persons having beneficial ownership of any such shares has changed by at least ten percent (10%) more or less than it was on the date of this Mortgage shall be deemed a sale, conveyance or transfer of the Premises within the meaning of this Section 12. If any Mortgagor, Debtor or Guarantor is a partnership, including a limited liability partnership, any change in the partnership interests of the general partners of such Mortgagor, Debtor or Guarantor or in the composition of the general partners of such Mortgagor, Debtor or Guarantor, whether by operation of law or otherwise, shall be deemed a sale, conveyance or transfer of the Premises within the meaning of this Section
12. If any Mortgagor, Debtor or Guarantor is a limited liability company, any change in the direct or indirect membership interest of any member or class of members of such Mortgagor, Debtor or Guarantor, whether by operation of law or otherwise, after which the percentage of such membership interest owned by any such member or class has changed by at least ten percent (10%) more or less than it was on the date of this Mortgage shall be deemed a sale, conveyance or transfer of the Premises within the meaning of this Section 12.

         13. NO SECONDARY FINANCING OR OTHER LIENS. No Mortgagor shall, without the Mortgagee's prior written consent, mortgage, pledge, assign, grant a security interest in or cause any other lien or encumbrance to be made or permit any other lien or encumbrance to exist upon the Premises or any portion thereof except for (a) taxes and assessments not yet delinquent and (b) any mortgage, pledge, security interest, assignment or other lien or encumbrance to the Mortgagee.

         14. COMPLIANCE WITH LAWS. Each Mortgagor represents and warrants to the Mortgagee, and continues to represent and warrant as long as this Mortgage is in effect, as follows: (a) the buildings, structures and other improvements now constituting any portion of the Premises are in full compliance with all applicable statutes, regulations and other laws (including, without limitation, all applicable zoning, building, fire and health codes and ordinances and the Americans With Disabilities Act of 1990) and all applicable deed restrictions, if any and is not and shall not be used for any illegal purpose; (b) such compliance is based solely upon each Mortgagor's ownership of the Premises and not upon title to or interest in any other property. Each Mortgagor shall comply with or cause compliance with all statutes, regulations and other laws (including, without limitation, all applicable zoning, building, fire and health codes and ordinances and the Americans With Disabilities Acts of 1990), all other requirements of all governmental authorities whatsoever having jurisdiction over or with respect to the Premises or any portion thereof or the use or occupation thereof and with all applicable deed restrictions, if any; provided, however, that any Mortgagor may postpone such compliance if and so long as the validity or legality of any such requirement or restriction shall be contested by such Mortgagor, with diligence and in good faith, by appropriate legal proceedings and the Mortgagee is satisfied that such non-compliance will not impair or adversely affect the value of its security.

         15. WARRANTY OF TITLE; TITLE INSURANCE. Each Mortgagor represents and warrants to the Mortgagee, and continues to represent and warrant as long as this Mortgage is in effect, good and marketable title in fee simple absolute to the Premises. Upon request by the Mortgagee, each Mortgagor shall furnish to the Mortgagee at such Mortgagor's own cost and expense a title insurance policy in the then amount of the Indebtedness, (a) naming the

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Mortgagee as mortgagee, (b) covering the lien on the Premises granted pursuant to this Mortgage, (c) containing no exception not approved by the Mortgagee, (d) issued by a title insurance company qualified to do business in the State of New York and satisfactory to the Mortgagee and (e) otherwise in form and substance satisfactory to the Mortgagee.

         16. CERTAIN RIGHTS AND OBLIGATIONS.

              (a) Mortgagee or its agents may take such action as Mortgagee or its agents deem appropriate to protect the Premises or the status or priority of the lien of this Mortgage, including, but not limited to: entry upon the Premises to protect the Premises from deterioration or damage, or to cause the Premises to be put in compliance with any governmental, insurance rating or contract requirements; payment of amounts due on liens having priority over this Mortgage; payment of any tax or charge for purposes of assuring the priority or enforceability of this Mortgage; obtaining insurance on the Premises; or commencement or defense of any legal action or proceeding to asset or protect the validity or priority of the lien of this Mortgage. On demand, Mortgagor shall reimburse Mortgagee or its agents for all expenses in taking any such action, with interest, and the amount thereof shall be secured by this Mortgage and shall, to the extent permitted by law, be in addition top the maximum amount of the indebtedness evidenced by the Note.

              (b) Mortgagor authorizes Mortgagee, without notice, demand or any reservation of rights and without affecting this Mortgage, from time to time:
(i) to accept from any person or entity and hold additional collateral for the payment of the Indebtedness or any part thereof, and to exchange, enforce or refrain from enforcing, or release such collateral or any part thereof; (ii) to accept and hold any indorsement or guaranty of payment of the Indebtedness or any part thereof, and to release or substitute any such obligation of any such indorser or guarantor or any person or entity who has given any collateral as security for the payment of the Indebtedness or any part thereof, or any other person or entity in any way obligated to pay the Indebtedness or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor, person or entity; (iii) to direct the order or manner of the disposition of any and all collateral and the enforcement of any and all indorsements and guaranties relating to the Indebtedness or any part thereof as Mortgagee, in its sole discretion, may determine; and (iv) upon the occurrence of an Event of Default to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness (whether principal, interest, costs and expenses, or otherwise) including, without limitation, if the amount of the Indebtedness secured by this Mortgage is less than the total amount of the obligations under the Note or the Guaranty, to make any such application to such obligations, if any, in excess of the amount of the Indebtedness secured by this Mortgage.

              (c) If any default shall be made in the payment of any Indebtedness, this Mortgage shall remain valid, binding and enforceable: (i) without deduction by reason of any setoff, defense or counterclaim of Mortgagor, Guarantor or Debtor; (ii) without requiring protest or notice of nonpayment or notice of default to Mortgagor, to Guarantor, to Debtor, or to any other person;
(iii) without demand for payment or proof of such demand; (iv) without requiring Mortgagee to resort first to Mortgagor or to any other guaranty or any collateral which Mortgagee may hold; (v) without requiring notice of acceptance hereof or assent hereto by

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Mortgagee; and (vi) without requiring notice that any indebtedness has been incurred or of the reliance by Mortgagee upon this Mortgage; all of which Mortgagor hereby waives.

              (d) The enforceability of this Mortgage shall not be affected by:
(i) any failure to perfect or continue the perfection of any security interest in or other lien on any other collateral securing payment of the Indebtedness;
(ii) the invalidity, unenforceability, or loss or change in priority of any such security interest or other lien; (iii) any failure to protect, preserve or insure any such collateral; (iv) any defense arising by reason of the cessation from any cause whatsoever of liability of Debtor or any Guarantor; (v) any compromise of any obligation of a Mortgagor, Debtor or any Guarantor; (vi) the invalidity or unenforceability of any of the Indebtedness; or (vii) any renewal, extension, acceleration, or other change in the time for payment of, or the terms of the interest on the indebtedness or any part thereof; all of which Mortgagor hereby waives.

              (e) If Mortgagee shall receive from or on behalf of Mortgagor any sum less than the full amount then due and payable, Mortgagee may, but shall not be obligated to, accept the same and, if it elects to accept any such payment, it may without waiving any event of default: (i) apply such payment on account of the Indebtedness or any amount payable hereunder, or (ii) hold same or any part thereof, without liability for interest, in a special account and from time to time apply same or any part thereof as specified in subsection (i) of this subsection.

         17. LIEN LAW COVENANT. Each Mortgagor shall receive the advances secured by this Mortgage and shall hold the right to receive such advances as a trust fund in accordance with the provisions of Section 13 of the New York Lien Law.

         18. APPLICATION OF AND INTEREST ON CONDEMNATION AWARD. Each Mortgagor consents that the Mortgagee may retain and apply the proceeds of any award by a condemning authority in satisfaction or reduction of the Indebtedness, whether or not then due and payable, or it may pay the same, wholly or in part, to any Mortgagor for the restoration or alteration of the Premises or for any other purpose satisfactory to the Mortgagee, without affecting the lien of this Mortgage for the full amount of the Indebtedness before the making of such payment. In the event of the condemnation or taking by eminent domain of the Premises or any portion thereof, the Mortgagee shall not be limited to the interest paid on the award by the condemning authority, but shall be entitled to receive out of the award interest on the Indebtedness in accordance with its terms.

         19. APPOINTMENT OF RECEIVER. In addition to any other remedy, upon the occurrence of any Event of Default, the Mortgagee, in any action to foreclose this Mortgage, shall be entitled, without notice or demand and without regard to the adequacy of any security for the Indebtedness or the solvency or insolvency of any person liable for the payment thereof, to the appointment of a receiver of the rents, issues and profits of the Premises.

         20. SALE IN ONE OR MORE PARCELS. In case of a foreclosure sale, the Premises maybe sold in one or more parcels, any provision of any statute, regulation or other law to the contrary notwithstanding.

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         21. ESTOPPEL STATEMENT. Upon request by the Mortgagee, each Mortgagor shall furnish to the Mortgagee within five (5) days if such request is made in person or within ten (10) days if such request is otherwise made a written statement duly acknowledged of the amount of the Indebtedness and whether any offsets or defenses exist against the Indebtedness.

         22. RIGHT TO INSPECT AND EXAMINE. Upon request by the Mortgagee or its agents, each Mortgagor shall immediately permit the Mortgagee and each officer, employee, accountant, attorney and other agent of the Mortgagee to enter and inspect the Premises and to examine, audit, copy and extract each record of any Mortgagor relating to the Premises or any portion thereof.

         23. FINANCIAL STATEMENTS. Each Mortgagor shall provide, shall cause each Guarantor and Debtor to provide, and shall use its best efforts to cause each lessee of the Premises or any material portion thereof (a "Material Lessee") to provide, to the Mortgagee, in form satisfactory to the Mortgagee, promptly upon request by the Mortgagee, all information relating to such Mortgagor, Guarantor, Debtor or Material Lessee or to such Mortgagor's, Guarantor's, Debtor's or Material Lessee's business, operations, assets, affairs or condition (financial or otherwise) or to the Premises or any portion thereof that is so requested. Without limiting the generality of the preceding sentence, each Mortgagor shall so provide (a) if such Mortgagor is an individual, at least once during each period of twelve (12) consecutive months, a personal financial statement of such Mortgagor for a year ending not more than sixty (60) days earlier, in reasonable detail and certified by such Mortgagor to be complete and accurate and (b) if such Mortgagor is not an individual, (i) promptly copies of all annual reports, proxy statements and similar information distributed to shareholders, partners or other owners and of all filings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation, (ii) within sixty (60) days after the end of each of its first three fiscal quarters, consolidating and consolidated statements of income and cash flows for the quarter, for the corresponding quarter in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidating and consolidated balance sheet as of the quarter end, (ii) within ninety (90) days after the end of each fiscal year, consolidating and consolidated statements of such Mortgagor's income and cash flows and its consolidating and consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be |_| audited |_| reviewed |X| compiled (check appropriate box. If no box is selected, all financial statements shall be audited.) by an independent certified public accountant acceptable to the Mortgagee, all such statements to be certified by such Mortgagor's chief financial officer or partner to be correct and in accordance with such Mortgagor's records and to present fairly the results of such Mortgagor's operations and cash flows and its financial position at year end in conformity with generally accepted accounting principles, and (iii) with each statement of income, a certificate executed by such Mortgagor's chief executive and chief financial officers or managing partners (A) stating that the signers of the certificate have reviewed this Mortgage and the operations and condition (financial or other) of such Mortgagor and any subsidiaries during the relevant period and (B) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action such Mortgagor has taken with respect thereto.

         24. AUTHORIZATION AND POWER OF ATTORNEY. The Mortgagee is irrevocably and unconditionally authorized to take, and each Mortgagor irrevocably and unconditionally appoints the Mortgagee as the attorney-in-fact of such Mortgagor, with full power of substitution and of revocation, to take, in the name of such Mortgagor or otherwise at the sole option of the Mortgagee, each action relating to the Premises of any portion thereof that, subject to this Mortgage, such Mortgagor could take in the same manner, to the same extent and with the same effect as if such Mortgagor were to take such action; provided, however, that the Mortgagee shall not have the right, pursuant to such authorization or as such attorney-in-fact, to sell or otherwise dispose of the Premises or any portion thereof. Such power of attorney is coupled with an interest in favor of the Mortgagee, and shall not be terminated or otherwise affected by the death, disability or incompetence of any Mortgagor.

         25. FURTHER ASSURANCES. Promptly upon request by the Mortgagee, each Mortgagor shall execute and deliver each writing, and take each other action, that the Mortgagee shall deem necessary or desirable at the sole option of the Mortgagee (a) to perfect or accomplish any lien or security interest granted, or assignment made, pursuant to this Mortgage; (b) otherwise to accomplish any purpose of this Mortgage; (c) in connection with any transaction contemplated by this Mortgage; or (d) in connection with the Premises or any portion thereof.

         26. ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION. Each Mortgagor represents and warrants, and continues to represent and warrant as long as this Mortgage is in effect, to the Mortgagee that (a) each Mortgagor and the Premises are in compliance with each statute, regulation or other law and each judgment, order or award of any court, agency or other governmental authority or of any arbitrator (individually an "Environmental Requirement") relating to the protection of any water, water vapor, land surface or subsurface, air, fish, wildlife, biota or other natural resources or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any chemical, natural or synthetic substance, waste, pollutant or contaminant (collectively "Regulated Materials"), (b) no Mortgagor has been charged with, or has received any notice that such Mortgagor is under investigation for, the failure to comply with any Environmental Requirement, nor has any Mortgagor received any notice that such Mortgagor has or may have any liability or responsibility under any Environmental Requirement with respect to the Premises or otherwise, (c) the Premises have never been used for (i) the storage, treatment, generation, transportation, processing, handling, production or disposal of Regulated Materials, except as permitted by law, (ii) a landfill or other waste disposal site or (iii) military purposes, (d) no underground storage tanks are located on the Premises, (e) the environmental media at the Premises do not contain Regulated Materials beyond any legally permitted level,
(f) there has never been any release, threatened release, migration or uncontrolled presence of any Regulated Materials on, at or from the Premises or, to the knowledge of such Mortgagor, within the immediate vicinity of the Premises and (g) no Mortgagor has received any notice of any such release, threatened release, migration or uncontrolled presence. No Mortgagor shall cause or permit the Premises to be used in any way that would result in any of the representations and warranties contained in the preceding sentence to be false or misleading at any future time. To the extent any such representation or warranty at any time is or becomes false or misleading, each Mortgagor shall promptly notify the Mortgagee thereof. Each Mortgagor shall, at such Mortgagor's own cost and expense, conduct and complete all investigations, studies, sampling and testing with respect to the Premises requested by the Mortgagee. Each Mortgagor shall promptly furnish to the Mortgagee copies of all such investigations, studies, samplings and tests. Each Mortgagor shall (a) conduct and complete all such investigations, studies, samplings and testing, and all remedial, removal and other actions necessary with respect to the Premises, in accordance with all applicable Environmental Requirements and promptly furnish to the Mortgagee copies of all documents generated in connection therewith and (b) defend, reimburse, indemnify and hold harmless the Mortgagee, its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, the violation of, or other liability or responsibility under, any Environmental Requirements, or the release, threatened release, migration or uncontrolled presence of any Regulated Materials on, at or from the Premises including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses. In the event this Mortgage is foreclosed, or the Mortgagors tender a deed in lieu of foreclosure which the Mortgagee agrees to accept, each Mortgagor shall be responsible to deliver the Premises to the Mortgagee free of any and all Regulated Materials other than any that are (a) normally used in such Mortgagor's business and (b) located and maintained thereon in compliance with all applicable Environmental Requirements and in a condition that conforms with all applicable Environmental Requirements. The provisions of this Section 26 shall be in addition to any and all other obligations and liabilities any Mortgagor may have to the Mortgagee at common law or any other agreement with Mortgagee, and shall survive the transactions contemplated in this Mortgage and the termination of this Mortgage.

         27. EVENTS OF DEFAULT.

              (a) An event of default ("Event of Default") will have occurred if: (i) any Mortgagor or Debtor fails to pay when due whether by acceleration or otherwise the Indebtedness or any portion thereof or there occurs any event which after notice or lapse of time will permit such acceleration; (ii) any of any Mortgagor's debts or those of Debtor or any Guarantor is accelerated or an event occurs which after notice or lapse of time would permit such acceleration; (iii) any Mortgagor. Debtor or Guarantor breaches or is in default under this Mortgage (including but not limited to any default in the payment of any amount any Mortgagor is obligated to pay pursuant to Sections 2, 6, 8 or 16 of this Mortgage or in the performance of any obligation of any Mortgagor pursuant to Sections 23 or 26 of this Mortgage) or under any other agreement with the Mortgagee or Mortgagee's affiliates including, without limitation, Manufacturers and Traders Trust Company; (iv) any Mortgagor, Debtor or Guarantor is dissolved, suspends his, her or its present business, agrees to a merger or other absorption or to transfer or otherwise dispose of substantially all of his, her or its assets, makes or sends notice of a bulk sale, dies, becomes incompetent or insolvent (however such insolvency is evidenced), generally fails to pay his, her or its debts as they become due, fails to pay, withhold or collect any tax as required by law, has served or filed against his, her or its assets any lien or has entered against him, her or it or his, her or its assets any judgment, order or award;
 (v) a receiver or similar trustee is appointed for any Mortgagor, Debtor or Guarantor or his, her or its assets (with or without his, her or its consent), or any Mortgagor, Debtor or Guarantor makes an assignment for the benefit of creditors or commences or has commenced against him, her or it a proceeding pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution or liquidation laws calling a meeting of creditors or offering a composition or extension to creditors; (vi) any representation or warranty made in this Mortgage, any related documents, any agreement between Mortgagor, Debtor, or any Guarantor and Mortgagee or any of Mortgagee's affiliates, any Material Lease or any financial statements provided by

Mortgagor, Debtor or any Guarantor proves to have been misleading in any material respect when made; Mortgagor, Debtor or any Guarantor omits to state a material fact necessary to make the representation, warranty or financial statement not misleading considering the circumstances in which they were made; or, if upon the date of execution of this Mortgage, there shall have been any material adverse change in any of the facts disclosed in any financial statement, representation or warranty which change was not disclosed in writing to the Mortgagee at or before the time of execution hereof; (vii) any pension plan of any Mortgagor, Debtor or Guarantor fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Mortgagee, might have a material adverse effect on any Mortgagor's, Debtor's or Guarantor's ability to repay his, her or its debts; (viii) there occurs any change in the management of any Mortgagor, Debtor or Guarantor which is, in the opinion of the Mortgagee, materially adverse to its interest and which remains uncorrected for thirty (30) days after the Mortgagee notifies any Mortgagor of its opinion; (ix) any Mortgagor; Debtor or Guarantor fails to pay when due whether by acceleration or otherwise any amount due to any person other than the Mortgagee; or (x) any Mortgagor or Debtor is convicted of a felony. Automatically upon the occurrence or existence of any Event of Default, the annual interest rate applicable to the Indebtedness shall be increased by the greater of (a) the amount needed to equal any default rate specified in the Note or other instrument evidencing the Indebtedness or (b) three percent (3%).

              (b) Mortgagee, at its sole election, may declare all or any part of any Indebtedness not payable on demand to be immediately due and payable without demand or notice of any kind upon the happening of any Event of Default, or if Mortgagee in good faith believes that the prospect of payment of all or any part of the Indebtedness or performance of Mortgagor's or Debtor's obligations under this Mortgage or any other agreement now or hereafter in effect between Mortgagor or Debtor and Mortgagee is impaired. All or any part of any Indebtedness not payable on demand shall be immediately due and payable, without demand or notice of any kind, upon the commencement of any Mortgagor's or Debtor's bankruptcy if voluntary and upon the lapse of thirty (30) days without dismissal if involuntary. The provisions of this paragraph are not intended in any way to affect any rights of Mortgagee with respect to any Indebtedness which may now or hereafter be payable on demand.

              (c) Upon the happening of an Event of Default, whether or not foreclosure proceedings have been instituted, Mortgagor shall, upon demand, surrender possession of the Premises to Mortgagee. If Mortgagor remains in possession of the Premises after the happening of an Event of Default, the possession shall be as tenant of Mortgagee and Mortgagor agrees to pay in advance upon demand to Mortgagee a reasonable monthly rental for the Premises or portion so occupied. Mortgagee may dispossess, by summary proceedings or otherwise, any tenant or Mortgagor defaulting in the payment of rent. If a receiver is appointed, this covenant shall inure to the benefit of such receiver. Notwithstanding any provision of law to the contrary, Mortgagee may, at its option, foreclose this Mortgage subject to the rights of tenants of the Premises which are subordinate to the lien of this Mortgage.

              (d) If the indebtedness, as evidenced by a single note or other written instrument shall exceed the amount secured by this Mortgage, or as evidenced by a combination of same that singularly or in part collectively may be less than said secured amount but combined exceed said secured amount, Mortgagee, in any foreclosure hereof, shall have the right to sue and collect the excess in the same action as commenced for the foreclosure hereof, and recover a money judgment for said excess with all the rights attendant thereto, including, without limitation, the issuance of an execution to the Sheriff for collection thereof, and Mortgagor hereby waives any defense based upon a claim that in doing so, Mortgagee is splitting its cause of action if it seeks to foreclose this Mortgage for part of the Indebtedness and recover at law for another part.

              (e) Upon the happening of an Event of Default, Mortgagee or its agents may pursue, take or refrain from pursuing any remedy for collection of the Indebtedness, including foreclosure of this Mortgage.

              (f) Mortgagee may, either with or without entry or taking possession of the Premises as provided in this Mortgage or otherwise, personally or by its agents or attorneys, and without prejudice to the right to bring an action of foreclosure, sell the Premises or any part thereof pursuant to any procedures provided by applicable law including, without limitation, the procedures set forth in Article 14 of the New York Real Property Actions and Proceedings Law (and any amendments or substitute statutes in regard thereto), and all estate, right, title interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by applicable law. Any reference in this Mortgage to an action or right of the Mortgagee in regard to or in connection with a "foreclosure proceeding" shall be deemed to include a sale and/or proceeding under this subsection.

         28. EXPENSES. Each Mortgagor shall pay to the Mortgagee or its agents on demand all costs and expenses (including but not limited to attorneys' fees and disbursements whether for internal or outside counsel) incurred by the Mortgagee or its agents in connection with the Indebtedness including without limitation costs of collection, of preserving or exercising any right or remedy of the Mortgagee or its agents under this Mortgage or any related security agreement or guaranty, of workout or bankruptcy proceedings by or against any Mortgagor, of defending against any claim asserted as a direct or indirect result of the Indebtedness or of performing any obligation of any Mortgagor pursuant to this Mortgage or otherwise (including but not limited to payment of any amount any Mortgagor is obligated to pay pursuant to Sections 2, 6, 8 or 16 of thus Mortgage and performance of any obligation of any Mortgagor pursuant to
Section 23 or 26 of this Mortgage). Costs and expenses shall accrue interest at the highest legal rate from the date of demand until payment is actually received by the Mortgagee. Each such cost and expense and any interest thereon shall constitute part of the Indebtedness and be secured by this Mortgage and may be added to the judgment in any suit brought by the Mortgagee or its agents against any Mortgagor on this Mortgage.

         29. NOTICES. Each notice to, and each demand upon, any Mortgagor by the Mortgagee relating to this Mortgage maybe orator in writing and, if in writing, may be served in person or by mail. Notice by electronic communication (i.e., e-mail) shall not be valid notice under this Mortgage or any other agreement between Mortgagor and Mortgagor and its affiliates.

         30. LITIGATION. Mortgagor shall promptly notify Mortgagee in writing of any litigation, proceeding, or counterclaim against, or of any investigation of, Mortgagor if: (i) the outcome of such litigation, proceeding, counterclaim, or investigation may materially and adversely affect the finances or operations of Mortgagor or title to, or the value of, any assets secured by the Mortgage or (ii) such litigation, proceeding, counterclaim, or investigation questions the validity of the Mortgage, the Note or any document executed in connection therewith including any guaranties or any action taken, or to be taken, pursuant to any such documents. Mortgagor shall furnish to Mortgagee such information regarding any such litigation, proceeding, counterclaim, or investigation as Mortgagee shall request.

         31. NOTICE OF NON-COMPLIANCE. Mortgagor shall notify Mortgagee in writing of any failure by Mortgagor to comply with any provision of the Note, the Mortgage or any document executed in connection therewith immediately upon learning of such non-compliance, or if any representation, warranty or covenant contained in such document is no longer true. Mortgagor shall also immediately notify Mortgagee in writing if there is any material adverse change in any of the information or financial statements supplied to Mortgagee or its agents to induce Mortgagee to extend credit to Mortgagor or if such information or financial statement is required under this Mortgage or any other document executed in connection therewith.

         32. COVENANTS SHALL RUN WITH THE LAND. The covenants contained in this Mortgage shall run with the land and bind each Mortgagor, each heir, legal representative, successor and assign of each Mortgagor and each subsequent owner, encumbrancer, tenant and subtenant of the Premises or any portion thereof, and shall inure to the benefit of, and be enforceable by, the Mortgagee and each successor and assign of the Mortgagee.

         33. NONWAIVER BY MORTGAGEE. All rights and remedies of the Mortgagee under this Mortgage and its other agreements with Mortgagor are cumulative, and no right or remedy shall be exclusive of any other right or remedy. No single, partial or delayed exercise by the Mortgagee or its agents of any right or remedy shall preclude full and timely exercise by the Mortgagee or its agents at any time of any right or remedy of the Mortgagee without notice or demand, at the Mortgagee's sole option. No course of dealing or other conduct, no oral agreement or representation made by the Mortgagee or its agents or usage of trade shall operate as a waiver of any right or remedy of the Mortgagee. No waiver of any right or remedy of the Mortgagee shall be effective unless made specifically in writing by the Mortgagee.

         34. RIGHT OF SETOFF. If an Event of Default occurs, the Mortgagee and its agents and affiliates shall also have the right to setoff against the Indebtedness any property held in a deposit or other account or otherwise owing by the Mortgagee or its agents or affiliates including, without limitation, Manufacturers and Traders Trust Company and M&T Bank, National Association, in any capacity to any Mortgagor, Debtor or Guarantor in any capacity whether or not the Indebtedness or the obligation to pay such moneys owed by Mortgagee is then due, and Mortgagee shall be deemed to have exercised such right of setoff immediately at the time of such election.

         35. TERM; SURVIVAL. The term of this Mortgage shall continue until the Indebtedness has been fully paid to the Mortgagee's satisfaction. Each Mortgagor's obligation to pay the costs and expenses hereunder shall survive the term of this Mortgage. Each of each Mortgagor's representations, warranties, covenants and agreements shall survive during the term of this Mortgage and shall be presumed to have been relied upon by the Mortgagee. If after receipt of any payment of all or any part of the indebtedness, Mortgagee is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, this Mortgage shall continue in full force notwithstanding any contrary action which may have been taken by Mortgagee in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Mortgagee's rights under this Mortgage and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         36. MISCELLANEOUS. This Mortgage is absolute and unconditional and it along with the Note, the Guaranty and all collateral documents including without limitation security agreements and guarantees contains the entire agreement between the Mortgagee and each Debtor or Mortgagor with respect to the Indebtedness, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Mortgagee and its agent in their capacity as agent for Mortgagee. No change in this Mortgage shall be effective unless made in a writing duly executed by the Mortgagee. This Mortgage shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. This Mortgage is a binding obligation enforceable against each Mortgagor and his or her heirs and legal representatives and his, her or its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns. Any reference herein to "Mortgagee" shall be deemed to include and apply to every subsequent holder of this Mortgage and any reference herein to "Mortgagor", "Debtor" or "Guarantor" as the case may be, shall be deemed to include and apply to every subsequent owner of the Premises and every person liable upon the Indebtedness, unless the language or circumstances clearly requires the contrary. Further, the term "Debtor", "Mortgagor" and "Guarantor" shall include: (i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of Debtor, Mortgagor or Guarantor, as the case may be shall have been transferred;
(ii) in the case of a partnership Debtor, Mortgagor or Guarantor (as the case may be) any new partnership which shall have been created by reason of the admission of any new partner or partners therein,or by reason of the dissolution of the existing partnership by voluntary agreement or the death, resignation or other withdrawal of any partner; and (iii) in the case of a corporate or limited liability company Debtor, Mortgagor or Guarantor (as the case may be) any other entity into or with which Debtor, Mortgagor or Guarantor (as the case may be) shall have been merged, consolidated, reorganized, or absorbed. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If a court deems any provision invalid, the remainder of this Mortgage shall remain in effect. Section headings are for convenience only. It is the intent of each Mortgagor and the Mortgagee that the provisions of this Mortgage, other than those included in the New York statutory form of mortgage, shall be construed as affording to the Mortgagee rights additional to, and not exclusive of, the rights conferred under the provisions contained in such Statutory form. Without limiting the generality of any reference hereunder to an agent of the Mortgagee, any right or remedy granted to the Mortgagee under this Mortgage, including, without limitation, the right to be reimbursed for expenses under Section 28, shall inure to the benefit of and be enforceable by both the Mortgagee and its agents.

         37. CONSENT TO JURISDICTION. In any action or other legal proceeding relating to the Note, the Guaranty or this Mortgage, each Mortgagor (i) consents to the personal jurisdiction of any State or federal court located in the State of New York, (ii) waives objection to the laying of venue, and (iii) waives personal service of process and subpoenas and consents to service of process and subpoenas by registered mail directed to such Mortgagor at the last address shown in the Mortgagee's records relating to this Mortgage, with such service to be deemed completed five (5) days after mailing, or as otherwise provided by the laws of the State of New York or the United States.

         38. WAIVER OF JURY TRIAL. THE MORTGAGOR AND THE MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY EACH WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS MORTGAGE OR THE TRANSACTIONS RELATED THERETO. THE MORTGAGOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE MORTGAGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE MORTGAGEE WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. THE MORTGAGOR ACKNOWLEDGES THAT THE MORTGAGEE HAS BEEN INDUCED TO ACCEPT THIS MORTGAGE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

         IN WITNESS WHEREOF, this Mortgage has been duly executed by each Mortgagor the day and year first above written.

                                 CLIFTON PARK ROUTE 146, LLC              (L.S.)
SEE ACKNOWLEDGEMENT(S)           -----------------------------------------------
ATTACHED HERETO AND MADE          By: Assisted Living Equities, LLC       (L.S.)
A PART HEREOF.                    ----------------------------------------------
                                      By:/s/ Neil A. Rule                 (L.S.)
                                       -----------------------------------------
                                         Neil A. Rube                     (L.S.)
                                         ---------------------------------------
                                         Its: Executive Committee Member


                                 ACKNOWLEDGEMENT

STATE OF NEW YORK )
COUNTY OF ONONDAGA ) SS:

         On this       day of December, 1999, before me, the undersigned, a
notary public in and for said state, personally appeared NEIL A. RUBE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.


                                                --------------------------------
                                                Notary                    Public

                        RIDER A TO CONSOLIDATED MORTGAGE
                        RIDER A TO CONSOLIDATED MORTGAGE


         Rider A to Mortgage dated December________, 1999
         in the Original Principal Amount of $4,720,000.00
         and Executed by: CLIFTON PARK ROUTE 146, LLC (the "Borrower" and/or "Mortgagor") to Mortgagee


In the event of any inconsistency between this Rider A to the pre-printed Mortgage to which this Rider A is attached and the terms of the Mortgage, this Rider A to the Mortgage shall prevail. Otherwise, the terms of the Mortgage (to which this Rider is attached) shall remain in full force and effect.

Capitalized terms not specifically defined in this Rider shall have the meaning given them in the Note.

Paragraph 1 of the Mortgage shall be deleted in its entirety and replaced with the following:

         1. PAY INDEBTEDNESS. The Indebtedness shall be paid as provided in the Note or Guaranty, as the case may be, and as provided herein. For purposes of this Mortgage the Guaranty shall mean, collectively, certain Continuing Guarantees given in connection with the indebtedness set forth in the Note, dated the date hereof, executed and delivered to Mortgagee by each of Alterra Healthcare Corporation ("Alterra"), Assisted Living Equities, LLC ("ALE"), Mark
A. Belanger, Neil A. Rube, and David A. Urcuioli (all of whom collectively, jointly and severally shall be the "Guarantors").

Paragraph 2 of the Mortgage shall be deleted in its entirety and replaced with the following:

         2. INSURANCE. Each Mortgagor shall keep the Premises insured against each risk to which the Premises may from time to time be subject (including, but not limited to, fire, vandalism and other risks covered by all risk insurance; if requested by the Mortgagee, earthquake; if the Premises or any portion thereof are located in an area identified as an area having special flood hazards and in which flood insurance has been made available, flood; and loss of rents by reason of such risks) for the benefit of the Mortgagee. Such insurance shall be provided in such amounts, for such periods, in such form, with such special endorsements, on such terms and by such companies and against such risks as are customary or as are reasonably requested by the Mortgagee. Without limiting the generality of the preceding two sentences, each policy pursuant to which such insurance is provided shall contain a mortgagee clause, in form and substance satisfactory to the Mortgagee, (a) naming the Mortgagee as mortgagee and (b) providing that (i) all moneys payable pursuant to such insurance shall be payable to the Mortgagee, (ii) such insurance shall not be affected by any act or neglect of any Mortgagor or the Mortgagee, any occupancy, operation or use of the Premises or any portion thereof for purposes more hazardous than permitted by the terms of such policy, any foreclosure or other proceeding or notice of sale relating to the Premises or any portion thereof or any change in the title to or ownership of the Premises or any portion thereof and (iii) such policy and such mortgagee clause may not be canceled or amended except upon thirty (30) days' prior written notice to the Mortgagee. Each Mortgagor hereby assigns and shall deliver each policy pursuant to which any such insurance is provided to the Mortgagee. The acceptance by the Mortgagee of such policies from any Mortgagor shall not be deemed or construed as an approval by the Mortgagee of the form, sufficiency or amount of such insurance. The Mortgagee does not in any way represent that such insurance, whether in scope or coverage or limits of coverage, is adequate or sufficient to protect the business or interest of any Mortgagor. In the event of the foreclosure of this Mortgage, or a transfer of title to the Premises in extinguishment of the Indebtedness, all right, title and interest of each Mortgagor in and to any such policies then in force shall pass to the purchaser or grantee of the Premises. All the provisions of this
Section 2 and any other provisions of this Mortgage pertaining to insurance which may be required under this Mortgage shall be construed with Section 254, Subdivision 4 of the New York Real Property Law, but, said Section 254 to the contrary notwithstanding, each Mortgagor consents that the Mortgagee may, without qualification or limitation by virtue of said Section 254, retain and apply the proceeds of any such insurance in satisfaction or reduction of the Indebtedness, whether or not then due and payable, or it may pay the same, wholly or in part, to any Mortgagor for the repair or replacement of the Premises or for any other purpose satisfactory to the Mortgagee, without affecting the lien of this Mortgage for the full amount of the Indebtedness before the making of such payment. However, if upon the receipt of insurance proceeds (and provided that an Event of Default [as hereafter defined] shall not have occurred and is then continuing), Mortgagee is reasonably assured that sufficient proceeds are available to complete the repairs or replacements for which such proceeds are received, such proceeds shall be provided to Borrower for such repair or replacements and if such insurance proceeds are not used, for any reason, to repair or replace the Premises, such proceeds shall be used to pay down the outstanding Indebtedness.

         Notwithstanding anything to the contrary contained herein, the Improvements now erected or hereafter to be erected on the Premises and all personal property and fixtures covered by the Mortgage shall be insured, with the Mortgagee being named as an additional insured, against loss of rents/business interruption by reason of fire or other casualties, in such amounts as may from time to time be reasonably requested by the Mortgagee (but not in an amount greater than twelve (12) months projected net income from operation at the Premises which consists of an amount which can, pay the following annual expenses: real estate taxes, insurance, and any other fixed expenses).

Paragraph 4 of the Mortgage shall be deleted in its entirety and replaced with the following:

         4. WASTE AND CHANGE IN USE. No Mortgagor shall commit any physical waste on the Premises, or make any change in the use of the Premises which may in any way increase any ordinary fire, environmental or other risk arising out of construction or operation.

Paragraph 7 of the Mortgage shall be deleted in its entirety and replaced with the following:

         7. TAXES AND ASSESSMENTS. Unless paid from an escrow established pursuant to Section 8 of this Mortgage, each Mortgagor shall pay, or cause to be paid, all taxes, general and special assessments and other governmental impositions with respect to the Premises before the end of any applicable grace period. Upon request by the Mortgagee, each Mortgagor shall promptly deliver to the Mortgagee receipted bills showing payment of all such taxes, assessments and impositions within the applicable grace period. Paragraph 8 of the Mortgage shall be deleted in its entirety and replaced with the following:

         8. ESCROW FOR TAXES, ASSESSMENTS AND INSURANCE. If an Event of Default shall have occurred (notwithstanding that it may have been cured), upon request by the Mortgagee, each Mortgagor shall pay (a) monthly to the Mortgagee on or before the first day of each and every calendar month, until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12th) of the yearly taxes, general and special assessments, other governmental impositions and other liens and changes with respect to the Premises to be imposed for the ensuing year, as estimated by the Mortgagee in good faith, and annual premiums for insurance on the Premises and (b) an initial payment such that, when such monthly payments are added thereto, the total of such payments will be sufficient to pay such taxes, assessments, impositions and other liens and charges and such insurance premiums on or before the date when they become due. So long as no Event of Default exists, the Mortgagee shall hold such payments in trust, in an interest bearing account maintained with Manufacturers and Traders Trust Company, and shall pay, to the extent funds are available, such taxes, assessments, impositions and other liens and charges and such insurance premiums within a reasonable time after they become due (with the Mortgagee being responsible for any penalties for late payment); provided, however, that upon the occurrence or existence of any subsequent Event of Default, the Mortgagee may apply the balance of any such payments held to the Indebtedness. If the total of such payments made by any Mortgagor shall exceed the amount of such payments made by the Mortgagee, such excess shall be held or credited by the Mortgagee for the benefit of each Mortgagor. If the total of such payments made by any Mortgagor shall be less than the amount of such taxes, assessments, impositions and other liens and charges and such insurance premiums, then each Mortgagor shall pay to the Mortgagee any amount necessary to make up the deficiency on or before the date when any such amount shall be due.

Paragraph 9 of the Mortgage shall be deleted in its entirety and replaced with the following:

         9. LEASES. Pursuant to the provisions of Section 291-f of the New York Real Property Law, no Mortgagor shall (a) amend, cancel, abridge, terminate, or otherwise modify any lease of the Premises or of any portion thereof or (b) accept any prepayment of installments of rent to become due thereunder for more than one (1) month in advance, without the prior written consent of the Mortgagee. Other than with respect to leases for residential purposes entered into in the ordinary course of business (for which Mortgagee's consent would not be required), Mortgagor shall not make any new lease in place of or any lease renewal or extension of any lease of the Premises or any portion thereof (other than those such Mortgagor as landlord may be required to grant by the terms of an existing lease) without the prior written consent of the Mortgagee. Upon request by the Mortgagee, each Mortgagor shall promptly furnish to the Mortgagee a written statement containing the names and mailing addresses of all lessees of the Premises or of any portion thereof, the terms of their respective leases, the space occupied and the rentals payable thereunder and copies of their respective leases and shall cooperate in effecting delivery of notice of this covenant to each affected lessee.

Paragraph 10 of the Mortgage shall be deleted in its entirety and replaced with the following:

         10. ASSIGNMENT OF LEASES AND RENTS. Each Mortgagor hereby assigns to the Mortgagee all existing and future leases of the Premises or any portion thereof (including, but not limited to, any amendments, renewals, extensions or modifications thereof) and the rents, issues and profits of the Premises including without limitation accounts receivable for use of the Premises for hotel or lodging services ("Accounts"), as further security for the payment of the Indebtedness, and each Mortgagor grants to the Mortgagee the right to enter upon and to take possession of the Premises for the purpose of collecting the same and to let the Premises or any portion thereof, and, after payment of each cost and expense (including, but not limited to, each fee and disbursement of counsel to the Mortgagee) incurred by the Mortgagee in such entry and collection, to apply the remainder of the same to the Indebtedness, without affecting its right to maintain any action theretofore instituted, or to bring any action thereafter, to enforce the payment of the Indebtedness. In the event the Mortgagee exercises such rights, it shall not thereby be deemed a mortgagee in possession, and it shall not in any way be made liable for any act or omission, other than gross negligence or willful misconduct. This assignment and grant shall continue in effect until the Indebtedness is fully paid. No Mortgagor shall assign such leases, rents, issues or profits or any interest therein or grant any similar rights to any other person without the Mortgagee's prior written consent. The Mortgagee hereby waives the right to enter upon and to take possession of the Premises for the purpose of collecting said rents, issues and profits, and each Mortgagor shall be entitled to collect the same, until the occurrence or existence of any Event of Default, but such right of each Mortgagor may be revoked by the Mortgagee upon the occurrence or existence of any Event of Default. Upon the occurrence or existence of any Event of Default, each Mortgagor shall pay monthly in advance to the Mortgagee, or to any receiver appointed to collect said rents, issues and profits, a fair and reasonable monthly rental value for the use and occupation of the Premises, and upon default in any such payment shall vacate and surrender the possession of the Premises to the Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings pursuant to Article 7 of the New York Real Property Actions and Proceedings Law.

Paragraph 11 of the Mortgage shall be deleted in its entirety and replaced with the following:

         11. SECURITY AGREEMENT. This Mortgage constitutes a security agreement under the New York Uniform Commercial Code and each Mortgagor hereby grants to the Mortgagee a security interest in all fixtures and equipment and other personal property now or hereafter constituting any portion of the Premises and in the proceeds, rents, issues, profits and Accounts arising therefrom, to secure the Indebtedness. The Mortgagee shall have the right to file in any public office, without the signature of any Mortgagor, each financing statement relating to such fixtures and equipment and other personal property and proceeds, rents, issues, profits and Accounts arising therefrom that the Mortgagee shall deem necessary or desirable at the sole option of the Mortgagee if the Mortgagor fails to sign such statement within three (3) business days of Mortgagee's request. With respect to such fixtures and equipment and other personal property and proceeds, the Mortgagee shall have each applicable right and remedy of a secured party under the New York Uniform Commercial Code and each applicable right and remedy pursuant to any other statute, regulation or other law or pursuant to this Mortgage.

Paragraph 12 of the Mortgage shall be deleted in its entirety and replaced with the following:

         12. NO TRANSFER. No Mortgagor shall, without the Mortgagee's prior written consent, sell, convey or transfer the Premises or any portion thereof or any interest therein or contract to do so. If any Mortgagor or Guarantor or any general partner of any Mortgagor or any Guarantor is a non-public corporation, any direct or indirect change in the beneficial ownership or number of issued and outstanding shares of any class of stock of such Mortgagor, such Guarantor or such general partner, whether by operation of law or otherwise, after which the percentage of such shares beneficially owned by any person or group of persons having beneficial ownership of any such shares on the date of this Mortgage is at least ten percent (10%) more or less than is the case on the date of this Mortgage shall be deemed a sale, conveyance or transfer of the Premises within the meaning of this Section 12. If any Mortgagor or any Guarantor is a partnership, any change in the partnership interests of the general partners of such Mortgagor or such Guarantor or in the composition of the general partners of such Mortgagor or such Guarantor, whether by operation of law or otherwise, shall be deemed a sale, conveyance or transfer of the Premises within the meaning of this Section 12.

         The preceding paragraph shall not apply to transfers amongst members of the Mortgagor or ALE, provided that, following such transfers, in the case of Mortgagor, either ALE or Alterra shall hold the majority and controlling interest in Mortgagor, and in the case of ALE, the majority and controlling interest shall be held by one or more of any of its present members or any present partner or member of any such members.

Paragraph 14 of the Mortgage shall be deleted in its entirety and replaced with the following:

         14. COMPLIANCE WITH LAWS. Each Mortgagor represents and warrants to the Mortgagee, and continues to represent and warrant as long as this Mortgage is in effect, as follows: (a) the buildings, structures and other improvements now constituting any portion of the Premises are, in all material respects, in full compliance with all applicable statutes, regulations and other laws (including, without limitation, all applicable zoning, building, fire and health codes and ordinances and the Americans With Disabilities Act of 1990) and all applicable deed restrictions, if any. Each Mortgagor shall, in all material respects, comply with or cause compliance with all statutes, regulations and other laws (including, without limitation, all applicable zoning, building, fire and health codes and ordinances and the Americans With Disabilities Acts of 1990), all other requirements of all governmental authorities whatsoever having jurisdiction over or with respect to the Premises or any portion thereof or the use or occupation thereof and with all applicable deed restrictions, if any; provided, however, that any Mortgagor may postpone such compliance if and so long as the validity or legality of any such requirement or restriction shall be contested by such Mortgagor, with diligence and in good faith, by appropriate legal proceedings and the Mortgagee is satisfied that such non-compliance will not impair or adversely affect the value of its security.

Paragraph 16 of the Mortgage, subsections (a), (b), (c) and (e) shall be deleted in their entirety and replaced with the following:

         16.  CERTAIN RIGHTS AND OBLIGATIONS.

              (a) Upon the existence of an Event of Default, Mortgagee or its agents may take such action a Mortgagee or its agents deem appropriate to protect the Premises or the status or priority of the lien of this Mortgage, including, but not limited to: entry upon the Premises to protect the Premises from deterioration or damage, or cause the Premises to be put in compliance with any governmental, insurance rating or contract requirements; payment of amounts due on liens having priority over this Mortgage; payment of any tax or charge for purposes of assuring the priority or enforceability of this Mortgage; obtaining insurance on the Premises; or commencement or defense of any legal action or proceeding to assess or protect the validity or priority of the lien of this Mortgage. On demand, Mortgagor shall reimburse Mortgagee or its agents for all expenses in taking any such action, with interest, and the amount thereof shall be secured by this Mortgage and shall, to the extent permitted by law, be in addition to the maximum amount of the indebtedness evidenced by the Note.

              (b) Mortgagor authorizes Mortgagee, without notice, demand or any reservation of rights and without affecting this Mortgage, from time to time: (i) (Intentionally omitted); (ii) to accept from any person or entity and hold additional collateral for the payment of the Indebtedness or any part thereof, and to exchange, enforce or refrain from enforcing, or release such collateral or any part thereof; (iii) to accept and hold any indorsement or guaranty of payment of the Indebtedness or any part thereof, and to release or substitute any such obligation of any such indorser or guarantor, or any other person or entity who has given any collateral as security for the payment of the Indebtedness or any part thereof, or any other person or entity in any way obligated to pay the Indebtedness or any part thereof, and to enforce or refrain from enforcing or compromise or modify, the terms of any obligation of any such indorser, guarantor, person or entity; (iv) upon an Event of Default, to direct the order or manner of the disposition of any and all collateral and the enforcement of any and all indorsements and guaranties relating to the Indebtedness or any part thereof as Mortgagee, in its sole discretion, may determine; and
         (v) upon an Event of Default to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness (whether principal, interest, costs and expenses, or otherwise).

              (c) Upon the existence of an Event of Default with respect to the payment of any Indebtedness, this Mortgage shall remain valid, binding and enforceable: (i) without deduction by reason of any setoff, defense or counterclaim of Mortgagor or Guarantor; (ii) without requiring protest or notice of nonpayment or notice of default to Mortgagor, to Guarantor or to any other person; (iii) without demand for payment or proof of such demand; (iv) without requiring Mortgagee to resort first to Mortgagor or to any other guaranty or any collateral which Mortgagee may hold; (v) without requiring notice of acceptance hereof or assent hereto by Mortgagee; and (vi) without requiring notice that any indebtedness has been incurred or of the reliance by Mortgagee upon this Mortgage; all of which Mortgagor hereby waives.

              (d) If Mortgagee shall receive from or on behalf of Mortgagor any sum less than the full amount due and payable, Mortgagee may, but shall not be obligated to, accept the same and, if it elects to accept any such payment, it may without waiving any Event of Default: (i) apply such payment on account of the Indebtedness or any amount payable hereunder, or (ii) hold same or any part thereof, without liability for interest, in a special account and from time to time apply same or any part thereof as specified in Subsection (i) of this subsection.

Paragraph 18 of the Mortgage shall be deleted in its entirety and replaced with the following:

         18. APPLICATION OF AND INTEREST ON CONDEMNATION AWARD. Each Mortgagor consents that the Mortgagee may retain and apply the proceeds of any award by a condemning authority in satisfaction or reduction of the Indebtedness, whether or not then due and payable, or it may pay the same, wholly or in part, to any Mortgagor for the restoration or alteration of the Premises or for any other purpose satisfactory to the Mortgagee, without affecting the lien of this Mortgage for the full amount of the Indebtedness before the making of such payment provided that if there is a partial, not substantial taking, the proceeds of any award from a condemning authority shall be given to or retained by the Mortgagor unless the security of Mortgagee is substantially impaired, in which event it shall be partially or totally paid to Mortgagee in satisfaction or reduction of the Indebtedness. In the event of the condemnation or taking by eminent domain of the Premises or any portion thereof, the Mortgagee shall not be limited to the interest paid on the award by the condemning authority, but shall be entitled to receive out of the award interest on the Indebtedness in accordance with its terms.

Paragraph 19 of the Mortgage shall be deleted in its entirety and replaced with the following:

         19. APPOINTMENT OF RECEIVER. In addition to any other remedy, upon the occurrence of any Event of Default, the Mortgagee, in any action to foreclose this Mortgage, shall be entitled, without notice or demand and without regard to the adequacy of any security for the Indebtedness or the solvency or insolvency of any person liable for the payment thereof, to the appointment of a receiver of the rents, issues and profits of the Premises. Appointment of a receiver may be subject to any necessary governmental authorizations or approvals.

Paragraph 22 of the Mortgage shall be deleted in its entirety and replaced with the following:

         22. RIGHT TO INSPECT AND EXAMINE. Upon reasonable request by the Mortgagee, each Mortgagor shall as soon as reasonable permit the Mortgagee and each officer, employee, accountant, attorney and other agent of the Mortgagee to enter and inspect the Premises and to examine, audit, copy and extract each record of any Mortgagor relating to the Premises or any portion thereof.

Paragraph 23 of the Mortgage shall be deleted in its entirety and replaced with the following:

         23. FINANCIAL INFORMATION. Mortgagor will advise Mortgagee in writing if it operates on other than a calendar year basis. Mortgagor will at all times keep proper books of record and account in which full, true and correct entries shall be made in accordance with sound accounting principles and will deliver to Mortgagee, within one hundred-fifty (150) days after the end of its fiscal year, a copy of the internally prepared or, if available, compiled financial statements of Mortgagor relating to such fiscal year, such statements to include
(i) the balance sheet of Mortgagor, at the end of such fiscal year and (ii) the related income statement and statement of changes in the financial position of Mortgagor, for such fiscal year. Mortgagor will also provide Mortgagee with copies of quarterly internally prepared financial statements and if requested by Mortgagee, a covenant compliance certificate within thirty (30) days of the conclusion of the last day of each quarter. Mortgagor will also provide Mortgagee during the period that the occupancy rate for the Project (based upon its number of units) has not reached seventy-five percent (75%) with such monthly lease-up information as Mortgagee shall reasonably request, and also, from time to time, such other financial information with respect to Mortgagor as Mortgagee may reasonably request.

         Mortgagor will cause ALE to keep proper books of record and account in which full, true and correct entries shall be made in accordance with sound accounting principles and will cause ALE to deliver to Mortgagee within one hundred fifty (150) days after the end of its fiscal year, a copy of the annual compiled or, if available, reviewed financial statements of ALE relating to such fiscal year, such statements to include (a) the balance sheet of ALE, at the end of such fiscal year and (b) the related income statement and statement of changes in the financial position of ALE, for such fiscal year, prepared by such certified public accounts as may be reasonably satisfactory to Mortgagee.

         Mortgagor will cause Alterra to deliver to Mortgagee, within one hundred twenty (120) days after the end of its fiscal year, a copy of the annual audited financial statements of Alterra relating to such fiscal year, such statements to include (i) the balance sheet of Alterra at the end of such fiscal year and (ii) the related income statement and statement of changes in the financial position of Alterra, for such fiscal year, prepared by Alterra's certified public accountants. Mortgagor will also cause Alterra to provide Mortgagee with copies of quarterly internally prepared financial statements and covenant compliance certificates in form satisfactory to Mortgagee within sixty
(60) days of the conclusion of the last day of each of Alterra's financial quarters.

Paragraph 24 of the Mortgage shall be deleted in its entirety and replaced with the following:

         24. AUTHORIZATION AND POWER OF ATTORNEY. Upon the existence of an Event of Default, the Mortgagee is irrevocably and unconditionally authorized to take, and each Mortgagor irrevocably and unconditionally appoints the Mortgagee as the attorney-in-fact of such Mortgagor, with full power of substitution and of revocation, to take, in the name of such Mortgagor or otherwise at the sole option of the Mortgagee, each action relating to the Premises or any portion thereof that, subject to this Mortgage, such Mortgagor could take in the same manner, to the same extent and with the same effect as if such Mortgagor were to take such action; provided, however, that the Mortgagee shall not have the right, pursuant to such authorization or as such attorney-in-fact, to sell or otherwise dispose of the Premises or any portion thereof. Such power of attorney is coupled with an interest in favor of the Mortgagee, and shall not be terminated or otherwise affected by the death, disability or incompetence of any Mortgagor.

Paragraph 27, Subsections (a) and (b) of the Mortgage shall be deleted in their entirety and replaced with the following:

         27.  EVENTS OF DEFAULT.

              (a) An event of default ("Event of Default") will have occurred if: (i) any Mortgagor fails to pay within five (5) days of the date when due whether, by acceleration or otherwise, the Indebtedness or any portion thereof; (ii) intentionally omitted; (iii) any Mortgagor, or Guarantor, under its guaranty of this Mortgage, breaches or is in default under the terms of the Note or this Mortgage (including, but not limited to, any default in the payment of any amount any Mortgagor is obligated to pay pursuant to Sections 2, 6, 8 or 16 of this Mortgage or in the performance of any obligation of any Mortgagor pursuant to Sections 23 or 26 of this Mortgage) and Mortgagor does not cure such breach or default within ten (10) days of written notice of such breach or default; (iv) any Mortgagor or Guarantor (not an individual) is dissolved, suspends his, her or its present business, agrees to a merger or other absorption or to transfer or otherwise dispose of substantially all of his, her or its assets, makes or sends notice of a bulk sale (except in the case of Alterra, such a merger, other absorption, transfer or other such disposition referred to herein shall not be an Event of Default unless such act[s] would cause a violation of Subsection 4[e] of the Consolidated Mortgage Note), or any Mortgagor or any Guarantor dies, becomes incompetent or insolvent (however, such insolvency is evidenced), admits in writing his, her or its inability to pay his, her or its debts as they become due, fails to pay, withhold or collect any tax as required by law unless such tax is being contested in good faith. However, the death of a Guarantor shall not constitute an Event of Default if the Mortgagee is reasonably satisfied that the estate of such Guarantor is bound by the obligations of the Guaranty executed by such Guarantor and that the estate has adequate liquidity in the reasonable judgment of Mortgagee; (v) a receiver or similar trustee is appointed for any Mortgagor or Guarantor or his, her or its assets (with or without his, her or its consent), or any Mortgagor or Guarantor makes an assignment for the benefit of creditors or commences or has commenced against him, her or it a proceeding pursuant to any bankruptcy, insolvency, reorganization arrangement, readjustment of debt, provided, that if any such receiver is appointed, or any such proceeding is commenced, involuntary with respect to the Mortgagor, then such appointment or commencement shall not constitute an Event of Default until the lapse of sixty (60) days without dismissal; (vi) any representation or warranty made in this Mortgage or related documents or other statements provided by any Mortgagor or Guarantor proves to have been incorrect or misleading in any material respect; (vii) any pension plan of any Mortgagor fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Mortgagee, might have a material adverse effect on any Mortgagor's ability to repay his, her or its debts; (viii) any Mortgagor or Guarantor fails to pay when due whether by acceleration or otherwise any amount due to any person other than the Mortgagee; (ix) any Mortgagor is convicted of a felony, or (x) Alterra is removed as Manager of the Project (in which Alterra was appointed pursuant to a Property Management Services Agreement dated December, 1998) for any reason other than in accordance with the terms of such Agreement. Automatically upon the occurrence or existence of any Event of Default, the annual interest rate applicable to the Indebtedness shall be increased to the Default Rate. In the event of an occurrence described in Subsections (iv) or (v) of this Section 27(a) with respect to a Guarantor, Mortgagor may within sixty (60) days after such occurrence
         (A) offer a replacement guarantor of similar net worth and liquidity subject to the reasonable discretion of the Mortgagee and if such accepted replacement guarantor executes a guaranty within such sixty
         (60) day period such occurrence shall not constitute an Event of Default or (B) satisfy the Mortgagee in Mortgagee's reasonable discretion that the net worth and liquidity of the remaining Guarantors in the aggregate is not materially less than the net worth and liquidity of the Guarantors in the aggregate as of the date hereof.

         In addition to the Events of Default set forth in the preceding paragraph and subject to the limitations of the following sentence, an Event of Default in any Other Note shall be an Event of Default herein. However, notwithstanding anything to the contrary set forth in the preceding sentence, an Event of Default shall not have occurred (x) due to the acceleration of any other loan made by Mortgagee pursuant to the Commitment in which the borrower thereto is at the time sustaining a Debt Service Coverage Ratio of less than 1.0 to 1.0, or (y) if, at the time of an Event of Default under any other loan made under the Commitment, the interest in the borrower under that loan should be held solely by Alterra, and the interest in Mortgagor at that time is not wholly owned by Alterra.

              (b) Mortgagee, at its sole election, may declare all or any part of any Indebtedness not payable on demand to be immediately due and payable without demand or notice of any kind upon the happening of any Event of Default. All or any part of any Indebtedness not payable on demand shall be immediately due and payable, without demand or notice of any kind, upon the commencement of any Mortgagor's bankruptcy if voluntary and upon the lapse of sixty (60) days without dismissal if involuntary. The provisions of this paragraph are not intended in any way to affect any rights of Mortgagee with respect to any Indebtedness which may now or hereafter be payable on demand.

Paragraph 28 of the Mortgage shall be deleted in its entirety and replaced with the following:

         28. EXPENSES. Each Mortgagor shall pay to the Mortgagee or its agents on demand all costs and expenses (including but not limited to attorneys' fees and disbursements whether for internal or outside counsel) incurred by the Mortgagee or its agents in connection with the collection or preservation of rights with respect to the Indebtedness (but not normal costs of administration) including, without limitation, costs of collection, of preserving or exercising any right or remedy of the Mortgagee or its agents under this Mortgage or any related security agreement or guaranty, of workout or bankruptcy proceedings by or against any Mortgagor, of defending against any claim asserted as a direct or indirect result of the Indebtedness or of performing any obligation of any Mortgagor pursuant to this Mortgage or otherwise (including, but not limited to, payment of any amount any Mortgagor is obligated to pay pursuant to Sections 2, 6, 8 or 16 of this Mortgage and performance of any obligation of any Mortgagor pursuant to Section 23 or 26 of this Mortgage). Costs and expenses shall accrue interest at the Default Rate from three (3) days after the date of demand until payment is actually received by the Mortgagee. Each such cost and expense and any interest thereon shall constitute part of the Indebtedness and be secured by this Mortgage and may be added to the judgment in any suit brought by the Mortgagee or its agents against any Mortgagor on this Mortgage.

Paragraph 29 of the Mortgage shall be deleted in its entirety and replaced with the following:

         29. NOTICES. Each notice to, and each demand upon, any Mortgagor by the Mortgagee relating to this Mortgage must be in writing and, if in writing, may be served in person or by mail which shall be deemed delivered three (3) days after proper posting.

Paragraph 31 of the Mortgage shall be deleted in its entirety and replaced with the following:

         31. NOTICE OF NON-COMPLIANCE. Mortgagor shall notify Mortgagee in writing or any failure by Mortgagor to comply with any provision of the Note, the Mortgage or any document executed in connection therewith immediately upon learning of such non-compliance, or if any representation, warranty or covenant contained in such document is no longer true in any material respect, Mortgagor shall also immediately notify Mortgagee in writing if there is any material adverse change in any of the information or financial statements supplied to Mortgagee or its agents to induce Mortgagee to extend credit to Mortgagor or if such information or financial statement is required under this Mortgage or any other document executed in connection therewith.

Paragraph 34 of the Mortgage shall be deleted in its entirety and replaced with the following:

         34. RIGHT OF SETOFF. If an Event of Default occurs, the Mortgagee and its agents and affiliates shall also have the right to set off against the Indebtedness any property held in a deposit or other account or otherwise owing by the Mortgagee or its agents or affiliates, in any non-trust capacity to any Mortgagor, in any capacity whether or not the Indebtedness or the obligation to pay such moneys owed by Mortgagee is then due, and Mortgagee shall be deemed to have exercised such right of setoff immediately at the time of such election.

The following Paragraph 39 shall be appended to and made a part of the Mortgage:

         39. NOTICE TO THE DEPARTMENT OF HEALTH. Notwithstanding anything in this Mortgage to the contrary, the Mortgagee acknowledges that its right to enter, take possession of, and foreclose on, the Premises does not confer upon it the authority to operate an adult care facility, as defined in the Social Services Law, on the Premises and agrees that it will give the Department of Health ("DOH"), Corning Tower, Empire State Plaza, Albany, New York 12223, notification by certified mail of its intent to re-enter the Premises or to initiate dispossession or foreclosure proceedings at least sixty (60) days prior to the date on which the Mortgagee intends to exercise its right to entry or to initiate such proceedings.

         Upon receipt of any notice from Mortgagee of its intent to exercise its right of entry or upon the service of process and dispossession or foreclosure proceedings, Mortgagor agrees to immediately notify DOH by certified mail of the receipt of such notice or service of such notice and shall further notify DOH of its anticipated response to said notice.

         Each party further agrees to comply with all additional regulations of the New York State Department of Health or any other agency having regulatory control over either party.

         A copy of all such notices shall also be sent to the departments regional office at Corning Tower, Empire State Plaza, Albany, New York 12223.

The following paragraph 40 shall be appended to and made a part of the Mortgage:

         40. REGULATORY COMPLIANCE.

             (a) The Mortgagor hereby covenants and agrees to comply with all lawful orders, directives, requirements and specifications set forth in the New York Social Services Law and/or New York Public Health Law, whichever applies, and in rules and regulations and published interpretations promulgated by the New York State Department of Health or any other state or federal law or agency relating to ownership, use and operation of the Mortgaged Property as an adult home facility or other use to which the Mortgaged Properties are then devoted.

              (b) The Mortgagor hereby covenants and agrees that the Mortgagor shall furnish the Mortgagee with: (i) a copy of such annual reports, together with any schedules or other attachments thereto, and such annual financial statements as may be required to be filed with the Commissioner of Social Services or Health or the New York State Department of Health or any other government official or regulatory body pursuant to Sections 460 and 461 of the New York Social Services Law or, where applicable, all other laws and regulations; (ii) written notification of the institution of any proceeding, suit or investigation by the Department of Health or Department of Health, Commissioner of Social Services or any other administrative or investigative body which may result in the imposition of a material fine, a substantially lower rate certification, a substantially lower reimbursement rate for services rendered to eligible patients (other than due to normal operation of the adult home facility), an appointment of a receiver or a

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revocation or surrender of the operating certificate of the adult home facility or otherwise materially interfere with the operations of the adult home facility.

              (c) The Mortgagor covenants and agrees that it shall constitute an Event of Default under this Mortgage if: (i) any representation warranty or written statement made herein or in any report, certificate or financial statement delivered to the Mortgagee or to the New York Department of Health or other regulatory, investigative or administrative body, or required to be so delivered pursuant to Sections 460 and 461 of the New York Social Services Law shall prove to be false or misleading, in any material respect; or (ii) the Mortgagor or the licensed adult home shall fail to perform any covenant, condition or agreement required to be observed or performed by the Mortgagor or the licensed adult home operator pursuant to Paragraphs
         (a) and (b) hereof; and such default continues on fifteen (15) days following notice of such default by the Mortgagee to the Mortgagor; unless such default or event of such default is incapable of being performed within such fifteen (15) day period, or the Mortgagor or the licensed adult home operator has failed to commence performance or has failed to perform diligently during such period the period immediately prior thereto, in which event the fifteen (15) day cure period will not apply. Anything to the contrary contained herein notwithstanding, the Mortgagee shall not declare a default resulting from any violation by the licensed adult home operator of a rule, order or directive of the New York State Department of Health or other agency having jurisdiction over it so long as such violation is being actively contested or negotiated by the licensed adult home operator, in good faith, before the agency issuing such violation or a court or administrative body having jurisdiction over such disputes and authority to overturn the violation.

              (d) If an Event of Default shall have occurred hereunder the Mortgagee, in addition to all other remedies available to it, at its option, may request that the appointment of a voluntary receiver approved as a potential receiver by the New York State Department of Health or such other state agency or administrative body that then approves potential receivers.

                           CLIFTON PARK ROUTE 146, LLC
                        By: Assisted Living Equities, LLC

                        By:     /S/ Neil A. Rule
                            -----------------------------
                                Neil A. Rube
                        Its: Executive Committee Member


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